CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Morrison IV, CFO and Secretary of id-Confirm, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of id-Confirm, Inc. for the interim period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of id-Confirm, Inc.

Dated: May 24, 2005

/s/ Robert A. Morrison IV

Robert A. Morrison IV

CFO and Secretary

(Principal Financial Officer and

Principal Accounting Officer)